Exhibit 99.1

N E W S R E L E A S E

Aphton Names James F. Smith, CPA, Senior Vice President and Chief Financial Officer

Miami, FL – August 18, 2004 – Aphton Corporation (NASDAQ: APHT) today announced the appointment of James F. Smith, CPA as Senior Vice President and Chief Financial Officer. Mr. Smith will report directly to Patrick Mooney, M.D., Aphton’s President and Chief Executive Officer. Mr. Smith was appointed to Aphton’s Board of Directors in January 2004 as an independent director and has also served as the Chairman of the Audit Committee and a member of the Compensation Committee. Concurrent with this appointment, Mr. Smith resigned from the Board.

Most recently, Mr. Smith served as the Vice President and Global Controller of Ansell (Healthcare) Ltd., a global leader in healthcare barrier protection products. At Ansell, he led initiatives to improve financial forecasting and participated in a strategic review of the business. Prior to joining Ansell, Mr. Smith held senior finance/accounting positions for Wyeth and American Cyanamid Company. At Wyeth, he led the financial functions for the Global Agricultural Products Business. During his tenure at American Cyanamid Company he gained experience in the domestic and international pharmaceutical business. His assignments included Controller of Lederle Laboratories and the Latin America Group. Mr. Smith also brings extensive experience in internal controls, financial and SEC reporting and treasury operations. He began his accounting career as an auditor at PricewaterhouseCoopers and holds a B.S. degree in Accounting from Quinnipiac University.

Dr. Mooney stated, “Jim brings over 30 years of accounting, finance, auditing and strategic planning experience to Aphton. Over the past eight months, he has made significant contributions to our board, including heading our Sarbanes-Oxley compliance efforts as Audit Committee Chairman. With his broad pharmaceutical industry experience and his first hand knowledge of Aphton, Jim is the ideal candidate to lead our finance team in connection with our development into a revenue generating company.”

Frederick Jacobs, who has served as Aphton’s CFO, has assumed the position of Vice President, Director of Global Finance, reporting directly to Mr. Smith.

About Aphton Corporation

Aphton Corporation is a clinical stage biopharmaceutical company developing targeted immunotherapies for cancer and other diseases. The Company’s products neutralize hormones involved in the growth and proliferation of cancers of the gastrointestinal system and reproductive system as well as other diseases. Aphton has strategic alliances with Aventis Pasteur for treating gastrointestinal system and other cancers with INSEGIA in North America and Europe; GlaxoSmithKline for reproductive system cancer and non-cancer diseases worldwide; Daiichi Pure Chemicals for the development, manufacturing and commercialization of gastrin-related diagnostic kits; and others.

This press release includes forward looking statements, including statements regarding the Company’s development into a revenue generating company. These forward-looking statements may be affected by the risks and uncertainties inherent in the drug development process and in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 15, 2004. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. These risk factors include, but are not limited to, (1) the Company’s ability to obtain regulatory approval for INSEGIA or produce INSEGIA in commercial quantities and gain commercial acceptance, (2) the Company’s ability to fund the registration and commercialization of INSEGIA; (3) intellectual property risks, (4) the impact of competitive products and pricing, and (5) changing economic conditions. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Aphton Corporation

Investor Relations:

Nicholas Porras, 305-374-7338

ir@aphton.com

or

Corporate Communications:

Jeannette Whitmore, 305-374-7338

aphton@aphton.com

Web Site: http://www.aphton.com

or

Media:

The Ruth Group

Cynthia Isaac, 646-536-7028

cisaac@theruthgroup.com